Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER OF
AXSOME THERAPEUTICS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Axsome Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission (the “Report”), I, Herriot Tabuteau, M.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2026	/s/ Herriot Tabuteau, M.D.
Herriot Tabuteau, M.D. Chief Executive Officer (Principal Executive Officer)